Exhibit 10.1

AMENDMENT NO. 1 TO
CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT No. 1 (“Amendment”) dated and effective as of September 12, 2024 (the “Effective Date”) to the Convertible Promissory Note dated June 18, 2024 (the “Note”), from Atlantic International Corp, a Delaware corporation (“Atlantic”) to IDC Technologies, Inc., a California corporation (“IDC”). Each of Atlantic, and IDC are hereinafter referred to as a “Party,” and collectively as the “Parties.” All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Note.

W I T N E S S E T H :

WHEREAS, the Parties entered into the Note dated as of June 18, 2024;

WHEREAS, the Parties have agreed to amend the Note in order to facilitate a listing of Atlantic securities on a National Securities Exchange.

NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

1. The fourth paragraph of the Note is hereby amended and restated in its entirety to read as follows:

Unless extended by mutual agreement of the parties hereto, the maturity date (“Maturity Date”) shall be the earlier of: (a) March 31, 2026; (b) completion of debt or equity offerings by the Borrower in which the Borrower received gross proceeds of at least forty million ($40,000,000) dollars (the “Capital Raise”); or (c) any other date on which any principal amount of, or accrued unpaid interest on, this Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Maturity Date (the “Acceleration Date”) (such period from the Issue Date through the Maturity Date referred to herein as the “Note Term”). The principal sum, accrued and unpaid interest, if any, as well as any other fees due hereunder shall be due and payable on the Maturity Date.

1. No Further Amendment. The Parties hereby agree that all other provisions of the Note shall, subject to the amendments set forth in this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the Parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Note or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Note. From and after the date of this Amendment, each reference in the Note to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Note in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Note, as amended by this Amendment, whether or not this Amendment is expressly referenced.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to the Convertible Promissory Note on the date first above written.

ATLANTIC INTERNATIONAL CORP., a Delaware corporation (“Borrower”)

By:	/s/ Jeffrey Jagid
Jeffrey Jagid, Chief Executive Officer

IDC TECHNOLOGIES, INC., a California corporation (“Holder”)

By:	/s/ Prateek Gattani
Prateek Gattani, Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE